UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2024 (February 16, 2024)

RenovoRx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40738	27-1448452
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4546 El Camino Real, Suite B1

Los Altos, CA 94022

(650) 284-4433

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on August 21, 2023, RenovoRx, Inc. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as of August 18, 2023, the Company was not in compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market, under Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Requirement”), because the Company’s stockholders’ equity of $1.188 million as reported in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2023 was below the required minimum of $2.5 million, and because, as of June 30, 2023, the Company did not meet the alternative Nasdaq compliance standards relating to the market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year.

Also as previously reported, on October 31, 2023, the Company received correspondence from Nasdaq indicating that the Company had been granted an extension through February 19, 2024 to regain compliance with the Minimum Stockholders’ Equity Requirement.

On February 21, 2024, the Company received a written notice (the “Notice”) from Nasdaq that the Company had, as of the date of the Notice, failed to meet the Minimum Stockholders’ Equity Requirement and that Nasdaq would commence delisting proceedings against the Company unless the Company timely requests a hearing before the Nasdaq Hearing Panel (the “Hearing Panel”). The Company plans to request a hearing, which request will stay any delisting or suspension action by the Nasdaq staff at least pending the issuance of the Hearing’s Panel decision and the expiration of any extension that may be granted to the Company following the hearing.

Prior to receiving the Notice, the Company has already taken affirmative steps to regain compliance with the Minimum Stockholders’ Equity Requirement. Notably, on January 29, 2024, the Company announced the closing of a private placement resulting in gross proceeds of approximately $6.1 million, which financing was additive to the Company’s stockholders’ equity balance.

At the Hearing, the Company will present its plan to regain compliance with the Minimum Stockholders’ Equity Requirement or the alternative listing criterion of a minimum of $35 million in market value of listed securities. If provided sufficient time by the Hearing Panel, the Company believes that it should be able to regain compliance with Minimum Stockholders’ Equity Requirement or the alternative listing standard, which would allow the Company’s common stock to continue to trade on The Nasdaq Capital Market. However, there can be no assurance that the Company will be provided adequate time to achieve such compliance or, even if provided adequate time, that the Company will in fact be able to regain compliance with the applicable listing standards, in which case the Company’s common stock would be delisted from Nasdaq.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 16, 2024, Angela Gill Nelms provided written notice to the Company of her resignation as the Company’s Chief Operating Officer, effective March 1, 2024. Ms. Nelms resignation was for personal reasons and not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On February 22, 2024, the Company’s board of directors (the “Board”), by unanimous written consent to action, appointed Leesa Gentry, the Company’s current Senior Vice President of Clinical Operations, to the position of Chief Clinical Officer of the Company, effective March 1, 2024. Ms. Gentry will be assuming any clinical and regulatory responsibilities that had previously been under Ms. Nelms’s purview, with the remainder of such responsibilities being assigned to other members of the Company’s executive management team.

The following is certain biographical information regarding Ms. Gentry:

Leesa Gentry, age 54, has served as our Senior Vice President of Clinical Operations since April 2023. From January 2019 to February 2023, Ms. Gentry served as Senior Vice President of Clinical Development and Operations for Evotec, GmbH. Prior to her tenure at Evotec, Ms. Gentry spent 13 years, from November 2005 through December 2018, serving in positions of increasing responsibility for Otsuka Pharmaceutical Development and Commercialization (OPDC). These positions include Director, Associate Director, Sr. Manager of Clinical Management, and Program Manager. Prior to her tenure with Otsuka, Ms. Gentry held clinical management positions within contract research organizations from 1995 to 2005, including IQVIA, PPD, Omnicare CR, and IBRD-Rostrum Global. Ms. Gentry holds an M.A. in psychology from the University of Mary Hardin-Baylor, as well as an M.S. in social gerontology and a B.A. in psychology from the University of Central Missouri.

The Company believes Ms. Gentry is qualified for her position because of her extensive experience in clinical and regulatory affairs, and because of her existing knowledge of the Company and its industry.

There is no arrangement or understanding between Ms. Gentry and any other person pursuant to which she was selected to her new position. Ms. Gentry has no family relationships with any of the Company’s directors or executive officers, and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are characterized by future or conditional verbs such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “continue” and similar words. Such statements are only predictions and actual events or results may differ materially from those anticipated in these forward-looking statements. You should not place undue reliance on any forward-looking statements. The Company does not assume any obligation to update forward-looking statements as circumstances change, except as required by securities laws. There can be no assurance that the Company will be granted the Hearing or that following the Hearing, the Hearing Panel will determine to continue to allow the listing of the Company’s common stock on the Nasdaq or that the Company will be able to evidence compliance with the applicable listing criteria within the period of time, if any, that may be granted by the Hearing Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RenovoRx, Inc.

Date: February 23, 2024	By:	/s/ Shaun Bagai
	Name:	Shaun R. Bagai
	Title:	Chief Executive Officer